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                                                                    EXHIBIT 10.3





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                                   ORIUS CORP.


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                 1999 ORIUS MANAGEMENT EQUITY COMPENSATION PLAN




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                                TABLE OF CONTENTS

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
1.       Title and Purpose........................................................................................1

2.       Administration...........................................................................................1

3.       Capital Stock Reserved for this Plan.....................................................................2

4.       Form of Option...........................................................................................2

5.       Issuance of Capital Stock and Options....................................................................2

6.       Limitation on Issuance of Shares.........................................................................3

7.       Options..................................................................................................3
         (a)      Power to Grant Options..........................................................................3
         (b)      Option Price....................................................................................3
         (c)      Option Term.....................................................................................3
         (d)      Termination of Employment.......................................................................3
         (e)      Death or Disability of Option Holder............................................................3
         (f)      Exercise Procedures.............................................................................4
         (g)      Conditions and Limitations on Exercise of Options...............................................4

8.       Conversion of Class B Common Stock.......................................................................4

9.       Additional Provisions....................................................................................5
         (a)      Listing, Registration and Compliance with Laws and Regulations..................................5
         (b)      Non-transferability.............................................................................5
         (c)      Taxes...........................................................................................5
         (d)      No Right to Employment Conferred................................................................5

10.      Amendment................................................................................................5

11.      Termination..............................................................................................6

12.      Financial Statements.....................................................................................6

13.      Definitions..............................................................................................6

14.      Sale of the Company......................................................................................7

15.      Indemnification..........................................................................................7
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                                   ORIUS CORP.
                    1999 MANAGEMENT EQUITY COMPENSATION PLAN

                  1. Title and Purpose. This plan shall be known as the 1999 Orius Management Equity Compensation Plan (as amended, supplemented or restated from time to time, this "Plan"). This Plan is intended to promote the long-term growth and profitability of Orius Corp., a Florida corporation (the "Company") and its Subsidiaries by providing those persons who are involved in its or any Subsidiary's growth with an opportunity to acquire an ownership interest in the Company or its Subsidiaries, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries and to remain in its or its Subsidiaries' employ. The purpose of this Plan is to enable the Company to compensate and/or provide incentives to Participants in carrying out their duties or providing services to the Company or its Subsidiaries. Under this Plan, the Company may issue shares of Orius Common Stock, $.01 par value per share (the "Orius Common Stock"), Orius Class B Common Stock, $.01 par value per share (the "Orius Class B Common", and collectively with the Orius Common Stock, the "Common Shares"), Orius Series C Participating Preferred Stock, $.01 par value per share (the "Series C Participating Preferred"), and/or options to purchase Common Shares and shares of Series C Participating Preferred ("Options") to eligible employees, directors, officers, consultants, and advisors (each a "Participant") of the Company or its Subsidiaries as may be selected and approved from time to time by the Board, or to certain employees of LISN, Inc., an indirect subsidiary of the Company, who hold options to purchase capital stock of LISN Holdings, Inc., ("LISN"), in accordance with the terms and conditions of the Reorganization Agreement and the other agreements contemplated thereby. Orius Common Stock, Orius Class B Common, and Series C Participating Preferred are hereinafter sometimes referred to as "Capital Stock." This Plan has been adopted by the Board. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in Section 13 of this Plan.

         2. Administration. This Plan shall be administered by the Board. The Board shall have full power to (a) construe and interpret this Plan and the Equity Agreements (as defined in Section 5 below), (b) to establish and amend rules for the administration of this Plan, (c) to issue Capital Stock and/or Options under this Plan, (d) to correct any defect or omission and to reconcile any inconsistency in this Plan or in any Equity Agreement to the extent the Board deems desirable to carry into effect this Plan or the terms of the Equity Agreements, (e) to determine who is eligible to be a Participant hereunder, and
(f) to delegate all or certain duties of the Board hereunder to a committee of the Board. The Board may act by a majority of a quorum present at a meeting or by an instrument executed by a majority of its members. All actions taken and decisions made by the Board pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Board and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board, or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute. All expenses associated with the administration of the Plan shall be borne by the Company.


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         3. Capital Stock Reserved for this Plan. An aggregate of 1,253,321 shares of Orius Common Stock shall be reserved for issuance under this Plan upon the exercise of Options to purchase Orius Common Stock and for the issuance pursuant to direct purchases by executives of the Company. Upon the occurrence of the Class B Common Conversion, the number of shares of Orius Common Stock reserved under this Plan shall be automatically increased by the number of shares of Orius Class B Common issuable upon the exercise of Options to purchase Orius Class B Common, but only to the extent that such Options have not been exercised as of the date of the Class B Common Conversion. An aggregate of 1,100,000 shares of Orius Class B Common (after taking into account the 10-for-1 stock split effected by the Company on December 15, 1999) shall be reserved for issuance under this Plan and for issuance upon exercise of Options pursuant to this Plan. An aggregate of 7,000 shares of Series C Participating Preferred shall be reserved for issuance under this Plan and for issuance upon exercise of Options issued pursuant to this Plan. In order to prevent the dilution or enlargement of rights of Capital Stock issued or sold under this Plan generally, in the event of a recapitalization, stock split, stock dividend, or other reclassification affecting the Capital Stock, the Board shall make appropriate changes in the number and type of Capital Stock authorized by this Plan, the number and type of shares of Capital Stock covered by outstanding Options and the prices specified therein.

         4. Form of Option. Options granted under this Plan shall be presumed to be nonqualified stock options (the "Nonqualified Stock Options") and are not intended to be incentive stock options within the meaning of Section 422A of the Code or any successor provision ("Incentive Stock Options") unless clearly indicated by the Board in an Equity Agreement. The Board may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined in Section 424(f) of the Code). It is the Company's intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor statute thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If any Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Nonqualified Stock Options.

         5. Issuance of Capital Stock and Options. All issuances of Capital Stock and Options pursuant to this Plan shall be pursuant to and in accordance with the written agreement between the Company and each Participant, which such agreement shall expressly issue or grant such Capital Stock and/or Options and contain the terms of such Capital Stock or Options, as applicable (the "Equity Agreement"). No Participant shall have any rights under or in respect of any Capital Stock or Option issued under this Plan unless and until such Participant has executed and delivered an Equity Agreement. The Equity Agreement may provide, among other things, the Company (and such other persons as the Company shall designate) the right to repurchase from such Participant all of his or her Capital Stock upon the termination of such Participant's employment with the Company or its Subsidiaries for any reason and such additional terms and conditions as approved by the Board. If any shares of Capital Stock are repurchased by the Company, such shares of Capital Stock shall again be available for reissuance under this Plan. Similarly, if any Options expire unexercised or



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unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of Capital Stock thereunder, such shares shall again be available under this Plan. Capital Stock to be sold hereunder or shares of Capital Stock issued upon the exercise of Options granted hereunder may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine. Capital Stock issued under this Plan shall be issued for a purchase price to be determined by the Board.

         6. Limitation on Issuance of Shares. The Company may not issue or sell a greater number of shares of any class of Capital Stock pursuant to this Plan than is set forth in Section 3 hereof without the requisite approval of the Board in accordance with Section 2 and Section 10 of this Plan.

         7. Options.

                  (a) Power to Grant Options. Options to be granted under this Plan may be in any form consistent with this Plan as the Board may determine. Options granted pursuant to this Plan shall be non-qualified stock options, unless otherwise determined by the Board in its sole discretion. All Options granted under this Plan shall be subject to such terms and conditions set forth in this Plan and the particular Equity Agreement entered into between the Company and each Participant. If there is any conflict between the Plan and an Equity Agreement, the Plan controls.

                  (b) Option Price. The Option price per share of Capital Stock shall be fixed by the Board and set forth in the Equity Agreement entered into with any Participant.

                  (c) Option Term. Options issued pursuant to this Plan shall be exercisable at such time or times as the Board shall determine at or subsequent to the granting of the Option. Except as otherwise provided in Sections 7(d) or 7(e) hereof or in the Equity Agreement, the right of any holder of an Option granted hereunder to exercise such Option shall terminate upon the earlier of
(i) such holder's Employment Termination Date and (ii) the Expiration Date of the Option.

                  (d) Termination of Employment. Any Option shall be exercisable only during the holder's employment by the Company or any of its Subsidiaries, except that an Option may be exercisable for a period of up to 45 days after the termination of such holder's employment for any reason other than a termination by the Company for Cause. An Option may be so exercised within 45 days after the termination of a holder's employment with the Company or any of its Subsidiaries
(i) only to the extent that the holder was entitled to do so on such holder's Employment Termination Date and (ii) only to the extent that the Option would not have expired had the holder continued to be employed by the Company or any of its Subsidiaries. The Board may, in its discretion, determine that an authorized leave of absence shall be deemed to satisfy this Plan's employment requirements.

                  (e) Death or Disability of Option Holder. Upon the death or permanent disability of the holder of an Option granted under this Plan, the right to exercise all unexpired installments of such Option shall remain exercisable for a period of up to 180 days following the death or permanent disability of such Option holder.



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                  (f) Exercise Procedures. Each Option granted under this Plan shall be exercised by written notice of the holder thereof to the Company (to the attention of the Chief Executive Officer or Secretary) in the manner provided by the Equity Agreement. Any holder of any Option shall be required, as a condition precedent to such holder's right to exercise such Option at such person's expense, to supply the Board with such evidence, representations, agreements or assurances (including but not limited to opinions of counsel satisfactory to the Board) as the Board then may deem necessary or desirable in order to establish to the satisfaction of the Board the right of such person to exercise such Option, and the propriety of the sale of securities by reason of such exercise under the Securities Act and any other laws or requirements of any governmental authority specified by the Board, and the Company shall not be obligated to issue any shares of Capital Stock subject to such Option until all evidence, representations, agreements and assurances required by the Board shall have been supplied and reviewed by the Board and are in a form and of substance satisfactory to the Company's counsel. In addition, as a condition to the issuance of shares of Capital Stock upon any holder's exercise of an option, the Board may in its sole discretion require that such holder become a party to any stockholder agreement then in effect. No Option holder shall have any rights as a Shareholder with respect to shares of Capital Stock issuable under any Option granted under this Plan until and unless such shares are issued and delivered to such Option holder. The purchase price paid upon the exercise of any Option granted under this Plan shall be added to the general funds of the Company and may be used for any proper corporate purpose.

                  (g) Conditions and Limitations on Exercise of Options. Options may be made exercisable in one or more installments upon the happening of certain events, upon the passage of a specified period of time or upon the fulfillment of a condition, as the Board shall decide in each case when the Option is granted, as set forth in the Equity Agreement. Further, without limiting the foregoing, Options to purchase more than one class of Capital Stock may be made exercisable only in a manner which ensures a holder's satisfactory maintenance of a certain ratio of one class of Capital Stock so purchased to another class of Capital Stock also so purchased, as set forth in the Equity Agreement. Notwithstanding any provision set forth in an Equity Agreement to the contrary, the Board may in its sole discretion elect to accelerate the vesting of any Participant's Options upon the consummation of certain corporate transactions (including, but not limited to, a public offering of its Capital Stock, a Sale of the Company, or a transaction resulting in a change of control of the Company). Nothing in this Plan shall obligate the Company to accelerate the Vesting of any particular Participant's Options upon the occurrence of any corporate transaction.

         8. Conversion of Class B Common Stock. At such time as each outstanding share of Orius Class B Common automatically converts into one share of Orius Common Stock (the "Class B Common Conversion") pursuant to the terms set forth in the Company's Second Amended and Restated Articles of Incorporation, dated as of December 15, 1999, as further amended, each Option to purchase shares of Orius Class B Common shall automatically convert into an Option to purchase an equal number of shares of Orius Common Stock, and, in accordance with Section 3 of this Plan, the number of shares of Orius Common Stock reserved under this Plan shall be increased.




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         9. Additional Provisions.

                  (a) Listing, Registration and Compliance with Laws and Regulations. All Capital Stock and/or Options issued pursuant to this Plan shall be subject to the requirement that if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification upon any securities exchange or under any state or federal securities or other law or regulation of such Capital Stock or any shares of Capital Stock subject to such Option or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the issuance hereunder of such Capital Stock or the issuance or exercise of such Options, no such Capital Stock may be issued (or Option exercised, as the case may be) unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The recipient of such Capital Stock or Option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of an Option that, in the Board's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Board may, in its discretion and without the holders' consent, so reduce such period on not less than 10 days written notice to the holders thereof. Nothing contained herein shall obligate the Company to register any Capital Stock or other securities under any federal or state securities laws.

                  (b) Non-transferability. Except as otherwise provided under the Equity Agreement, Capital Stock or Options issued under this Plan may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the person to whom they are granted, Options may be exercised only by such person (or his guardian or legal representative).

                  (c) Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from this Plan Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

                  (d) No Right to Employment Conferred. Nothing in this Plan or (in the absence of an express provision to the contrary) in the Equity Agreement shall confer on any person any right to continue in the employment of the Company or interfere in any way with the right of the Company to terminate such person's employment at any time for any reason.

         10. Amendment. At any time the Board may make such additions or amendments as it deems advisable under this Plan, including increasing the maximum amount of Capital Stock issued hereunder or the maximum number of shares of Capital Stock issuable upon the exercise of Options issued hereunder except that it may not, without further approval by the Company's shareholders and



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the requisite approval of the Board, change the class of employees to whom
Capital Stock may be sold or to whom Options may be granted under this Plan.

         11. Termination. The Board shall have the right and power to terminate this Plan at any time. If is not earlier terminated by the Board, this Plan shall terminate on December 15, 2009. No securities shall be issued under this Plan after this Plan's termination, but the termination of this Plan shall not have any other effect, and any Option outstanding at the time of this Plan's termination may be exercised after such termination to the same extent such Option would have been exercisable had this Plan not been terminated.

         12. Financial Statements. Upon the reasonable request to the Chief Executive Officer or the Board of any Participant then holding any Capital Stock or Options issued hereunder, the Company will provide or make available for inspection by such Participant copies of the annual audited financial statements of the Company.

         13. Definitions.

                  (a) "Board" means the Company's Board of Directors or such committee of two or more persons selected by the Board to administer this Plan to whom the Board has delegated its powers hereunder.

                  (b) "Cause" has the meaning ascribed to such term in any Equity Agreement.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

                  (d) "Company" as applied as of any given time shall mean Orius Corp., a Florida corporation, except that if prior to the given time any corporation or other entity shall have acquired all or a substantial part of the assets of the Company (as herein defined), and shall have agreed to assume the obligations of the Company under this Plan, then such corporation or other entity shall be deemed to be the Company at the given time.

                  (e) "Employment Termination Date" as applied to the holder of any Capital Stock or Options granted under this Plan means the first date on which such holder shall not be employed by the Company for any reason (including but not limited to voluntary termination of employment, involuntary termination of employment, retirement, disability or death). The Board may specify in the Equity Agreement (or if not so specified, shall determine) whether an authorized leave of absence or absence on military or government service or absence for any other reason shall constitute a termination of employment for the purposes of this Plan.

                  (f) "Expiration Date" as applied to any Option granted under this Plan means the date specified in the Equity Agreement as the Expiration Date of such Option; provided that in no event may the Expiration Date occur later than the day prior to the tenth anniversary of the date of grant of such Option. If no Expiration Date shall be specified in the Equity Agreement, then the



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Expiration Date of such Option shall be the day prior to the tenth anniversary of the date of grant of such Option.

                  (g) "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Shares on a fully diluted basis, who is not an Affiliate of such 5% owner of the Company's Common Shares, and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the Company's Common Shares.

                  (h) "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

                  (i) "Reorganization Agreement" means that certain Agreement and Plan of Reorganization, dated November 8, 1999, as amended, by and among the Company, LISN and Orius Merger Sub, Inc., an Ohio corporation.

                  (j) "Sale of the Company" shall mean the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, or sale or transfer of the Company's stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  (k) "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  (l) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

         14. Sale of the Company. In the event of a Sale of the Company, the Board may provide, in its sole discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company or its Subsidiaries at the time of the Sale of the Company and that such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

         15. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board member shall be entitled to the indemnification rights set forth in this Section 15 only if such member has acted in good faith and in a manner that such member



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reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Board member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on his own behalf.

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